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                                                                EXHIBIT 13.21.1

                              ARTICLES OF INCORPORATION
                                         OF
                        INTERNATIONAL CUSTOM INTERIORS, INC.

     The undersigned incorporator, being a person competent to contract subscribes to these Articles of Incorporation to form a for profit corporation under the laws of the State of Florida.


                                     ARTICLE I

     NAME.  The name and mailing address of this corporation is:

                     International Custom Interiors, Inc.
                     16511 Bayridge Drive
                     Clermont, Florida 34711


                                     ARTICLE II

     BUSINESS AND ACTIVITIES. This corporation may and is authorized to engage in any activity or business permitted under the laws of the United States and of the State of Florida.


                                    ARTICLE III

     CAPITAL STOCK. The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having a par value of $1 per share, with the consideration to be paid for each share to be in money, property, or services actually performed as may be fixed by the Board of Directors.


                                     ARTICLE IV

     TERM OF EXISTENCE. This corporation shall commence on date of execution and shall have perpetual existence.


                                     ARTICLE V

     INITIAL REGISTERED OFFICE AND AGENT. The address of the initial registered office of the corporation is 16511 Bayridge Drive, Clermont, Florida 34711 and the name of the initial registered agent of the corporation at that address is Alan Cook.

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                                     ARTICLE VI

     NUMBER OF DIRECTORS. This corporation shall have one (1) director initially. The number of directors may be increased from time to time by the Board of Directors or the shareholders in accordance with the By-Laws of this corporation. Directors as such, shall receive such compensation for their services, if any, as may be set by the Board of Directors at an annual or special meeting.


                                    ARTICLE VII

     INITIAL BOARD OF DIRECTORS. The name and street address of the initial director of this corporation is:

               Alan Cook      16511 Bayridge Drive
                              Clermont, Florida 34711


                                    ARTICLE VIII

     INCORPORATOR. The name and street address of the incorporator signing these articles is:

               Alan Cook      16511 Bayridge Drive
                              Clermont, Florida 34711


                                     ARTICLE IX

     LOST OR DESTROYED CERTIFICATES. Stock certificates to replace lost or destroyed certificates shall be issued on such basis and according to such procedures as are from time-to-time provided for in the by-laws of this corporation.


                                     ARTICLE X

     AMENDMENT TO ARTICLES. These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors proposed by them to the shareholders and approved at a shareholders' meeting by a majority of the stock issued and entitled to be voted, unless all of the Directors and all the shareholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made. Any rights conferred by these Articles of Incorporation upon the shareholders are subject to this reservation.

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                                     ARTICLE XI

     BY-LAWS. The power to adopt, alter, amend, or repeal By-Laws of this corporation shall be vested in the Board of Directors.


                                    ARTICLE XII

     INDEMNIFICATION. This corporation shall indemnify any officer or director, or any former officer or director to the full extent permitted by the law.


                                    ARTICLE XIII

     RIGHT OF FIRST REFUSAL. No shareholder of this corporation shall have the right to sell or assign stock of this corporation without having first offered to sell such shares first to the corporation and then to other shareholders of the corporation at the same price and at the same terms and conditions pursuant to which the shareholder intends to sell their shares subject only to this right of first refusal in the corporation and the other shareholders.

     Each stock certificate issued representing shares of this corporation shall bear a restrictive legend as follows:

     Transfer of this certificate and the shares represented hereby is subject to the right of first refusal of the corporation and the other shareholders contained in the Articles of Incorporation of the corporation to which the holder hereof assents.

IN WITNESS WHEREOF, the undersigned does set their hand and seal and has acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida this 14th day of March, 1995.



                                        /s/ Allan Cook
                                        ----------------------------------
                                        Alan Cook

                                        C200-014-56-286-0
                                        ----------------------------------
                                        Florida Driver's License

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STATE OF FLORIDA
COUNTY OF SEMINOLE

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Alan Cook, who produced a current driver's license issued by the State of Florida Department of Motor Vehicles as identification, and they executed the foregoing Articles of Incorporation in my presence freely and voluntarily, and for the uses and purposes expressed therein.



     WIITNESS my hand and official seal in the County and State aforesaid this 14th day of March 1995.


                                      /s/ Shawn L. Hartsfield
                                      ----------------------------------------
                                      NOTARY PUBLIC, State of Florida

                                      Name:  Shawn L. Hartsfield
                                           -----------------------------------
                                      Commission Number:  257502
                                                        ----------------------
                                      My commission expires:  2/7/97
                                                             -----------------

                                                   (NOTARY SEAL)


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